Exhibit 99.8

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION
NOVUS CAPITAL CORPORATION II
8556 Oakmont Lane
Indianapolis, IN 46260
SPECIAL MEETING OF STOCKHOLDERS
             , 2022
YOUR VOTE IS IMPORTANT

NOVUS CAPITAL CORPORATION II

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

               , 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated January ___, 2022, in connection with the Special Meeting to be held at 10:00 a.m. EST on    ___, 2022 via live webcast at the following address: www.cstproxy.com/novuscapitalcorpII/2022, and hereby appoints Robert J. Laikin and Larry M. Paulson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Novus Capital Corporation II (“Novus”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

Novus may not consummate the Business Combination unless the Business Combination Proposal, each of the Charter Proposals, the Equity Incentive Plan Proposal and the NYSE Proposal are approved at the special meeting, each of which is conditioned upon all such proposals having been approved at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other Stockholder Proposal set forth in this proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSALS 2A THROUGH 2G (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 3 (THE EQUITY INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE NYSE PROPOSAL) BELOW AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

THE NOVUS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2A THROUGH 2G (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 3 (THE EQUITY INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE NYSE PROPOSAL) BELOW AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.	To approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of September 8, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among Novus, Energy Vault, Inc., a Delaware corporation (“Energy Vault”), and NCCII Merger Corp., a Delaware corporation (“Merger Sub”), and the transactions contemplated thereby, pursuant to which Novus will issue shares of common stock of Novus (“Combined Company Common Stock”) to holders of common stock of Energy Vault (“Energy Vault Common Stock”) and Merger Sub will merge with and into Energy Vault, with Energy Vault surviving the merger and becoming a wholly-owned direct subsidiary of Novus (“The Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the following amendments to Novus’s current amended and restated certificate of incorporation:

2a.	To change the name of Novus Capital Corporation II to “Energy Vault Holdings, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	To eliminate the Class B Common Stock classification and provide for a single class of Common Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	To change the number of authorized shares of Novus’s capital stock, par value $0.0001 per share, from 525,000,000 shares, consisting of (a) 520,000,000 shares of common stock, including 500,000,000 shares of Novus Common Stock and 20,000,000 shares of Class B Common Stock and (b) 5,000,000 shares of preferred stock, to 505,000,000 shares, consisting of (i) 500,000,000 shares of common stock and (ii) 5,000,000 shares of preferred stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2d.	To provide that any director or the entire board of directors of Novus may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of Novus’s capital stock entitled to vote thereon, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2e.	To eliminate the current limitations in place on the corporate opportunity doctrine.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2f.	To increase the required vote thresholds for approving amendments to the bylaws and to certain specified provisions of the certificate of incorporation to 66-⅔%.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2g.	To approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the closing of the Business Combination (the “Closing”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To adopt the Energy Vault Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) established to be effective after the Closing to assist Novus, immediately upon consummation of the Business Combination (the “Combined Company”) in retaining the services of eligible employees, directors and consultants, to secure and retain the services of new employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the Combined Company’s success.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To (i) approve the issuance of Combined Company Common Stock to (a) Energy Vault’s stockholders as a result of the Merger pursuant to the Business Combination Agreement, and (b) the investors in the PIPE; (ii) approve the issuance of equity awards under the 2022 Plan if such plan is approved in accordance with Proposal 3 (Equity Incentive Plan Proposal).	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.  ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: ___, 2022

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon.  If stock is held in the name of more than one person, EACH joint owner should sign.  Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign.  Attorneys should submit powers of attorney.